Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Fourth Quarter and Full Year 2015 Financial Results

Full Year 2015 Financial Highlights:

•	Revenues of $630.8 million, an increase of 6%

•	Adjusted EBITDA of $45.9 million, an increase of 12%

•	Net income per diluted share of $0.06

•	Non-GAAP EPS of $0.20

•	New awards of $540.6 million, up 64%

FRAMINGHAM, MA - March 3, 2016 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter and year ended December 31, 2015. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary

“We entered the year optimistic about our prospects, and that confidence was borne out by our solid performance in 2015,” stated George P. Sakellaris, Chairman, President and Chief Executive Officer of Ameresco. “Our core ESPC project business turned in outstanding growth.  Our federal government business grew revenue 20%, and our non-federal US business grew revenue 14%. This growth was complemented by our higher margin recurring revenue streams, a strategic focus for us. Operations and maintenance was stable as expected, while energy sales generated from assets we own were up 6.5%. Our business is built on a solid foundation, and we expect to accelerate growth in the year ahead.”

“No business is without challenges, but we tackled ours head-on and are now positioned to thrive in 2016,” Sakellaris continued. “We took decisive action to fix problems in our Canadian operations, which were a drag on consolidated results this year. Our Canadian team has new leadership and a streamlined structure, and should return to profitable growth in 2016. Similarly, we reworked our software strategy, integrating our building efficiency monitoring packages into our project offering. We expect the new software marketing strategy to both save money and increase the value of our project work. These changes required charges as we ended 2015, but we believe this investment will pay off quickly in the form of improved financial results.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Fourth Quarter 2015

Revenues were $173.8 million, compared to $181.1 million. Gross profit included a loss for a non-core Canada project of $3.4 million, compared to $1.1 million. Operating expenses included approximately $6.2 million in restructuring charges for our Canada segment and software group. Adjusted EBITDA, a non-GAAP financial measure, was $13.1 million, compared to $15.2 million. Net income was $1.0 million, compared to $8.7 million. Net income included a $5.5 million benefit attributable to redeemable non-controlling interest. Net income per diluted share was $0.02, compared to $0.18. Non-GAAP EPS was $0.09, compared to $0.22.

Full Year 2015
Revenues were $630.8 million, compared to $593.2 million. Gross profit included a loss for a non-core Canada project of $6.6 million, compared to $0.8 million. Operating expenses included approximately $6.6 million in restructuring charges for our Canada segment and software group. Adjusted EBITDA was $45.9 million, compared to $41.0 million. Net income was $3.0 million, which included a $5.5 million benefit attributable to redeemable non-controlling interest, compared to net income of $10.4 million. Non-GAAP net income was $9.6 million, compared to $12.6 million. Net income per basic and diluted share was $0.06, compared to $0.22. Non-GAAP EPS was $0.20, compared to $0.27.

Additional Full Year 2015 Operating Highlights:

•	Project revenues were $434.4 million, an increase of 11.9%.

•	Revenues from other service offerings was $196.4 million, a decrease of 4.1%.

•	Adjusted cash from operations, a non-GAAP financial measure, of $28.4 million, compared to $52.5 million.

•	Total construction backlog was $1.35 billion as of December 31, 2015 and consisted of:

◦
$390.4 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

◦	$955.8 million of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were up 20.2% to $168.9 million.

FY 2016 Guidance
Ameresco expects to earn total revenue in the range of $645 million to $680 million in 2016. The Company also expects adjusted EBITDA for 2016 to be in the range of $51 million to $57 million and net income per diluted share to be in the range of $0.25 to $0.30 for 2016. Our assumptions for 2016 guidance are as follows: project revenues from contracted backlog of approximately $310 million; project revenues from awarded projects and proposals in the range of $140 million to $160 million; the remainder of revenues from all other service offerings; gross margin in the range of 19-20%; operating expenses as a percentage of revenue of 15.5-16.5%; an effective income tax rate of 25% using the midpoint of our guidance range; and weighted average common shares outstanding of 48 million. This guidance excludes the impact of any non-controlling interest activity.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET today to discuss results. Participants may access the earnings conference call by dialing +1 (877) 359-9508 or internationally +1 (224) 357-2393. The passcode is 33673766. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects;

changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission on March 6, 2015. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,645	$23,762
Restricted cash	16,236	7,318
Accounts receivable, net	73,372	71,661
Accounts receivable retainage	21,454	15,968
Costs and estimated earnings in excess of billings	88,334	66,325
Inventory, net	13,223	8,896
Prepaid expenses and other current assets	11,745	8,666
Income tax receivable	2,151	3,525
Project development costs	15,538	9,674
Total current assets	263,698	215,795
Federal ESPC receivable	125,804	79,167
Property and equipment, net	5,328	7,372
Project assets, net	244,309	217,772
Deferred financing fees, net	5,303	4,313
Goodwill	59,085	60,479
Intangible assets, net	6,770	11,238
Other assets	18,446	25,727
Total assets	$728,743	$621,863
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$13,427	$12,255
Accounts payable	114,759	87,787
Accrued expenses and other current liabilities	21,983	23,789
Billings in excess of cost and estimated earnings	28,744	18,291
Income taxes payable	810	812
Total current liabilities	179,723	142,934
Long-term debt, less current portion	105,793	90,037
Federal ESPC liabilities	122,040	70,875
Deferred income taxes	4,010	2,569
Deferred grant income	8,291	8,842
Other liabilities	18,854	20,300

Redeemable non-controlling interest	490	—

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2015 and 2014	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,684,392 shares issued and outstanding at December 31, 2015, 28,351,792 shares issued and outstanding at December 31, 2014	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2015 and 2014	2	2
Additional paid-in capital	110,311	107,445
Retained earnings	184,454	181,477
Accumulated other comprehensive (loss) income, net	(5,228)	(2,620)
Non-controlling interest	—	(1)
Total equity	289,542	286,306
Total liabilities, redeemable non-controlling interest and equity	$728,743	$621,863

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$173,768	$181,061	$630,832	$593,241
Cost of revenues	143,536	144,643	513,768	476,309
Gross profit	30,232	36,418	117,064	116,932
Selling, general and administrative expenses	33,501	29,488	110,007	103,781
Operating (loss) income	(3,269)	6,930	7,057	13,151
Other expenses, net	607	1,866	6,765	6,859
Loss (income) before provision (benefit) for income taxes	(3,876)	5,064	292	6,292
Income tax provision (benefit)	656	(3,590)	2,843	(4,091)
Net (loss) income	(4,532)	8,654	(2,551)	$10,383
Net loss attributable to redeemable non-controlling interest	5,528	—	5,528	—
Net income attributable to shareholders	$996	$8,654	$2,977	$10,383
Net income per share attributable to common shareholders:
Basic	$0.02	$0.19	$0.06	$0.22
Diluted	$0.02	$0.18	$0.06	$0.22
Weighted average common shares outstanding:
Basic	46,556,977	46,350,835	46,494,448	46,161,846
Diluted	48,011,302	47,326,417	47,664,895	47,027,755

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2015	2014
	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(2,551)	$10,383
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of project assets	16,911	15,047
Depreciation of property and equipment	3,263	3,044
Amortization of deferred financing fees	1,139	1,353
Amortization of intangible assets	4,150	4,738
Provision for bad debts	4,102	1,988
Gain on sale of assets	(17)	—
Unrealized gain on interest rate swaps	(368)	(1,418)
Stock-based compensation expense	1,769	2,493
Deferred income taxes	1,953	(2,749)
Excess tax benefits from stock-based compensation arrangements	50	(918)
Unrealized Foreign exchange (gain) loss	2,083	1,054
Changes in operating assets and liabilities:
Restricted cash	3,108	300
Accounts receivable	(4,472)	8,611
Accounts receivable retainage	(3,825)	3,289
Federal ESPC receivable	(73,243)	(59,457)
Inventory	(4,327)	1,308
Costs and estimated earnings in excess of billings	(22,904)	4,587
Prepaid expenses and other current assets	(3,369)	5,526
Project development costs	(4,581)	482
Other assets	(4,083)	(1,907)
Accounts payable, accrued expenses and other current liabilities	26,273	9,496
Billings in excess of cost and estimated earnings	10,674	811
Other liabilities	(2,444)	(7,414)
Income taxes payable	1,171	661
Cash flows from operating activities	(49,538)	1,308
Cash flows from investing activities:
Purchases of property and equipment	(1,343)	(1,745)
Purchases of project assets	(51,340)	(26,679)
Grant awards and rebates received on project assets	—	3,727
Proceeds from sales of assets	854	—
Acquisitions, net of cash received	—	(13,903)
Cash flows from investing activities	(51,829)	(38,600)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	(50)	918
Payments of financing fees	(2,748)	(374)
Proceeds from exercises of options	1,153	1,447
Proceeds from senior secured credit facility	6,300	5,000
Proceeds from long-term debt financing	17,747	—
Proceeds from Federal ESPC projects	77,971	51,165
Proceeds from sale-leaseback financing	12,506	—
Non-controlling interest	(116)	(9)
Proceeds from investment by non-controlling interest	6,018	—
Restricted cash	(5,684)	3,021
Payments on long-term debt	(12,392)	(18,392)
Cash flows from financing activities	100,705	42,776
Effect of exchange rate changes on cash	(1,455)	1,107
Net increase (decrease) in cash and cash equivalents	(2,117)	6,591
Cash and cash equivalents, beginning of period	23,762	17,171
Cash and cash equivalents, end of period	$21,645	$23,762

Non-GAAP Financial Measures (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Operating (loss) income	$(3,269)	$6,930	$7,057	$13,151
Depreciation and amortization of intangible assets	6,353	5,906	23,858	22,829
Stock-based compensation	402	385	1,769	2,493
Restructuring charges	6,221	938	6,621	1,703
Non-Core Canada project loss	3,417	1,055	6,565	794
Adjusted EBITDA	$13,124	$15,214	$45,870	$40,970
Adjusted EBITDA margin	7.6%	8.4%	7.3%	6.9%

Non-GAAP net income and EPS:
Net income attributable to Ameresco, Inc.	$996	$8,654	$2,977	$10,383
Less: Loss attributable to redeemable non-controlling interest	(5,528)	—	(5,528)	—
Plus: Restructuring charges	6,221	938	6,621	1,703
Plus: Non-Core Canada project loss	3,417	1,055	6,565	794
Plus: Income Tax effect of non-GAAP adjustments	(894)	—	(1,027)	(232)
Non-GAAP net income	$4,212	$10,647	$9,608	$12,648
Non-GAAP EPS	$0.09	$0.22	$0.20	$0.27

Adjusted cash from operations:
Cash flows from operating activities	$(15,595)	$13,401	$(49,538)	$1,308
Plus: proceeds from Federal ESPC projects	16,125	18,279	77,971	51,165
Adjusted cash from operations	$530	$31,680	$28,433	$52,473

			December 31,
			2015	2014
			(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)			$955,842	$853,806
Fully-contracted			390,364	386,246
Total construction backlog			$1,346,206	$1,240,052
Assets in development			$168,900	$140,500
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2016
	Low	High
Operating income	$24,000	$27,000
Depreciation and amortization of intangible assets	25,000	27,000
Stock-based compensation	2,000	2,000
Restructuring	$250	$1,000
Adjusted EBITDA	$51,250	$57,000
Adjusted EBITDA margin	7.0%	7.5%

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada.
Our management uses adjusted EBITDA as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada and loss attributable to redeemable non-controlling interest. We consider non-GAAP net income to be an important indicator of our operational strength and performance of our business because it eliminates the effects of events that are not part of the Company's core operations.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.